EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Continental Airlines, Inc. (the "Company") pertaining to the Company's Supplemental Savings Plan for Management Pilots of our reports dated January 17, 2000 with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Houston, Texas

November 29, 2000